Exhibit 99.1

Alaska Communications Initiates Rule 10b Stock Purchase Plan Under Share Repurchase Program

ANCHORAGE, Alaska--(BUSINESS WIRE)--June 20, 2019--Alaska Communications' (NASDAQ: ALSK) Board of Directors directed management to acquire up to one million shares under the previously approved share repurchase program described below. The Board views this step as one aspect of its capital allocation plan to create long-term shareholder value.

In March 2017, Alaska Communications' Board of Directors authorized a program to repurchase up to $10 million of the Company's outstanding common stock. Repurchases can be conducted in the open market or through private transactions, from time to time, including through purchases made in accordance with Rule 10b plans. The timing and amount of repurchases will be determined by the Company, based on its evaluation of market conditions, its financial position, the trading price of its stock and other factors. The Company intends to use available cash balances to fund the share repurchases subject to, among other things, federal and state securities, corporate and other laws and regulations and the Company's financing arrangements. Shares repurchased under this program shall be considered treasury stock. This program is effective through December 31, 2019.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is a leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company's control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, our ability to meet the terms and conditions of the new credit facility, draw down funds under the facility and continue to meet its requirements, our ability to repurchase our convertible notes or make repurchases of shares of common stock under the requirements of the Company's repurchase plan or otherwise, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company's ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt (including pursuant to our refinanced credit arrangements) and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our suppliers' provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. Specifically, the share repurchase program does not obligate the Company to purchase any particular amount of shares of Common Stock and it may be suspended, discontinued or modified at any time at the Company's discretion and without prior notice.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com or at the SEC's website, www.sec.gov.

Contacts

Alaska Communications
Media:
Heather Marron, 907-564-1326
or
Investors:
Tiffany Smith, 907-564-7556
investors@acsalaska.com